Calculation of Filing Fee Tables
S-3
URANIUM ENERGY CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	2	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Other	Subscription Receipts	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock, par value $0.001 per share	457(o)			$ 600,000,000.00	0.0001381	$ 82,860.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 600,000,000.00		$ 82,860.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 82,860.00
Offering Note
[1]	(1) Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees. (2) Omitted pursuant to General Instruction II.E of Form S-3. Includes an indeterminate number of common shares, common share or debt securities purchase warrants, an indeterminate principal amount of debt securities, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers: (i) common shares or debt securities that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

[2]	(1) Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees. (2) Omitted pursuant to General Instruction II.E of Form S-3. Includes an indeterminate number of common shares, common share or debt securities purchase warrants, an indeterminate principal amount of debt securities, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers: (i) common shares or debt securities that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

[3]	(1) Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees. (2) Omitted pursuant to General Instruction II.E of Form S-3. Includes an indeterminate number of common shares, common share or debt securities purchase warrants, an indeterminate principal amount of debt securities, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers: (i) common shares or debt securities that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

[4]	(1) Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees. (2) Omitted pursuant to General Instruction II.E of Form S-3. Includes an indeterminate number of common shares, common share or debt securities purchase warrants, an indeterminate principal amount of debt securities, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers: (i) common shares or debt securities that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

[5]	(1) Pursuant to Rules 456(b) and 457(r), the registrant is deferring payment of all applicable registration fees. (2) Omitted pursuant to General Instruction II.E of Form S-3. Includes an indeterminate number of common shares, common share or debt securities purchase warrants, an indeterminate principal amount of debt securities, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers: (i) common shares or debt securities that may be issued upon exercise of warrants; and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

[6]	(3) Does not include registration fees deferred in accordance with Rules 456(b) and 457(r) under the Securities Act, as described in Note (1). (4) Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A